UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2016

ASTA FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35637	22-3388607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey		07632
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 201-567-5648

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02      Termination of a Material Definitive Agreement.

On November 21, 2016, Mangrove Partners ("Mangrove") notified Asta Funding, Inc. (the “Company”) that Mangrove was terminating the Mutual Confidentiality Agreement (the "Agreement") with the Company. The Company originally entered into the Agreement with Mangrove on May 25, 2016. Under the Agreement, the Company and Mangrove agreed to (1) provide certain Confidential Information (as defined below) to the other party to the Agreement and the other party’s representatives, (2) maintain the confidentiality of the Confidential Information, and (3) certain restrictions on the activities of the parties to the Agreement.

Pursuant to the Agreement, the Company agreed to make available to Mangrove and its representatives certain confidential information relating to the Company or its subsidiaries, and Mangrove has agreed to make available to the Company and its representatives certain confidential information relating to Mangrove and its affiliates (collectively, the “Confidential Information”). The Company and Mangrove have agreed not to disclose the Confidential Information, and to cause each of their representatives, respectively, not to disclose the Confidential Information, except as required by law. Pursuant to the Agreement, the Company will provide information requested by Mangrove to one or more of Mangrove’s representatives, and such representatives will prepare summaries of such information (the “Summaries”). If the Company approves the Summaries, the approved Summaries will be provided to Mangrove. The Company has agreed to release the approved Summaries publicly on or prior to the end of the Extended Period (as defined in the Agreement), to the extent that the information contained in the Summaries has not already been disclosed. Pursuant to the Agreement, the “Discussion Period” (as defined in the Agreement) will end following the tenth business day after Mangrove provided notice that they were terminating the Agreement.

Upon termination of the Discussion Period, the Agreement provides for a period of thirty (30) days thereafter (the "Extended Period"). Throughout the Extended Period of the Agreement, the parties are subject to the standstill provisions of the Agreement. Following the Discussion Period and the Extended Period, nothing in the Agreement shall prohibit any party from taking any of the activities referred to as the Restricted Activities, and specifically nothing shall restrict Mangrove or its representatives from calling a special meeting, nominating one or more candidates to serve as directors of the Company or commencing, or announcing its intention to commence, a “solicitation” of “proxies” (as such terms are used in Regulation 14A of the Securities Exchange Act of 1934, as amended) to vote with respect to any meeting of stockholders of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTA FUNDING, INC.

Date: November 28, 2016	By:	/s/ Bruce R. Foster
Bruce R. Foster
Chief Financial Officer